Exhibit 99.3

Stewart Enterprises, Inc.

caring for people • making a differecnceTM
1333 S. Clearview Pkwy. • Jefferson, LA 70121
P.O. Box 11250 • New Orleans, LA 70181-1250
504•729•1420 • Fax: 504-729-1436
tcrawford@stei.com

Thomas J. Crawford		NASDAQ: NMS
President		Symbol: STEI
Chief Executive Officer
July 22, 2008
Mr. Thomas L. Ryan
President and Chief Executive Officer
Service Corporation International
1929 Allen Parkway
Houston, TX 77219-0548
Dear Tom:
The members of the Board of Directors of Stewart Enterprises, Inc. received your letter of July 21st.
The board promptly met to consider your letter and as a result unanimously approved the formation of a committee of independent directors to evaluate alternatives available to the company to maximize shareholder value and authorized the committee to hire an investment banker or other advisors as the committee deems appropriate.
Sincerely,
/s/ Thomas J. Crawford
Thomas J. Crawford
FUNERAL HOME AND CEMETERY OWNERS , MANAGERS AND DEVELOPERS
PROVIDERS OF FUNERAL PREARRANGEMENT PROGRAMS